UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549



FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

December 31, 2004

Atlantic Liberty Financial Corp

Delaware State of incorporation

000-49967SEC File Number

16-1615014 IRS Employer I.D.

186 Montague Street, Brooklyn, New York

718-855-3555

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CURRENT REPORT ON FORM 8-K


Item 1.			Changes in Control of Registrant
        Not Applicable

Item 2.			Acquisition or Disposition of Assets
        Not Applicable

Item 3.			Bankruptcy or Receivership

	Not Applicable

Item 4.			Changes in Registrant's Certifying Accountant
        Not Applicable

Item 5.			Other Events
        Not Applicable

Item 6.			Resignations of Registrant's Directors
        Not Applicable

Item 7.			Financial Statements and Exhibits

(a) No financial statements of businesses acquired are required.
(b) No pro forma financial information is required
(c) Attached as an exhibit is Atlantic Liberty Financial Corp's
(the "Company") news release announcing its December 31, 2003 quarterly earnings.

Item 8.			Change in Fiscal Year

        Not Applicable

Item 9.	Regulation FD Disclosure- Information provided pursuant
        to Item 12

	The Company announced its December 31, 2003 financial results by release.The press release in included as an exhibit.

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SIGNATURE


Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused thisReport to be signed on its behalf by the undersigned,hereunto duly authorized.

			Atlantic Liberty Financial Corp.


Date:  January 26, 2004 By: /s/Barry M. Donohue
			Barry M. Donohue
			President and Chief Executive Officer

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Atlantic Liberty Financial Corp.

				At December 31,      At March 31,
		                    2003		 2003
			   		  (In Thousands)

Total Assets 			$    160,807 	     $  137,196
Loans Receivable net (1) 	     109,930 		100,655
Securities Available for Sale 	       3,228 		  1,703
Securities Held to Maturity 	      34,370 		 22,026
Deposits 		             107,614 		107,515
Total Borrowings 		      23,200 		  1,600
Stockholders Equity		      26,243 		 25,091


				 Three Months Ended December 31,  Nine Months 	Ended December 31,
				    2003	2002		      2003	      2002
				              (In thousands, except for per share data)
Selected Operating Data:

Interest Income 		 $    2,174 	$  2,116 	  $    6,187  	$     6,152
Interest Expense 		        582 	     610 	       1,585 	      1,982
Net Interest Income 		      1,592        1,506 	       4,602 	      4,170
Provision for Loan Losses 		 -	      40 		  -		 40
Net interest income after
provision for loan losses 	      1,592 	   1,466 	       4,602 	      4,130
Non-interest income 		         96 	      77 	         305 		228
Non-interest expense 		      1,040 	   1,092 	       2,954 	      2,777
Income before income taxes 		648 	     451               1,953 	      1,581
Income taxes		                302 	     209 	         882 		681
Net income 		                346 	     242 	       1,071 		900
Net Income per share 		 $     0.22 	 $  0.15 	  $     0.67 		N/A

(1) The allowance for loan losses was $581,882 and 483,882 at Dec.31, 2003 and 2002, respectively.





					At or for the Three Months Ended
						 December 31,
Performance Ratios: 			   2003		     2002

Return on Average Assets 	   	   0.87%	     0.65%
Return on Average Equity 		   5.30%	     4.75%
Interest Rate Spread		           3.95%	     3.95%


Asset Quality Ratios:

Non-performing assets to total assets 	   0.12%	     0.14%
Allowance for loan losses to
non performing loans		          481.7%	    386.4%
Allowance for loan losses to
total loans receivable  	           0.53%	     0.48%

Capital Ratio:
Equity to total assets			  16.32%	    17.48%